SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934




 Date of Report (Date of earliest event reported):  July 1, 1998



                 NATIONAL AFFILIATED CORPORATION
     (Exact name of registrant as specified in its charter)




Louisiana                        000-13538                        72-0947819

(State or other jurisdiction
of incorporation)         (Commission File Number)           (I.R.S. Employer
                                                           Identification No.)

7228 England Drive, Suite 24
Alexandria, Louisiana
(Address of principal executive offices)

71303
(Zip Code)

Registrant's telephone number, including area code:  (800) 673-2220



Item 4.  Changes in Registrant's Certifying Accountant

     Johnson Lambert & Co. ("JL&Co"), Certified Public Accountants, was engaged on February 27, 1998, to perform an audit of the consolidated financial statements of National Affiliated Corporation ("NAC") and subsidiaries for the year ended December 31, 1997. Effective July 1, 1998, JL&Co resigned the audit engagement. No audit report was issued. Based upon the resignation of JL&Co, the Audit Committee of NAC is endeavoring to retain another firm of auditors to perform the audit of the consolidated financial statements of NAC and its subsidiaries for the year ended December 31, 1997. As of the date of this Report, replacement auditors has not been retained.

     During the years ended December 31, 1995 and 1996, there were no disagreements with Deloitte & Touche
LLP, NAC's former independent auditors.

(A)  Internal Control:

     The Audit Committee of NAC has been advised by JL&Co that, in its opinion, internal controls necessary for NAC to develop reliable financial statements do not exist. JL&Co has identified what JL&Co believes to be at least two material weaknesses in internal control which resulted in this conclusion. Such material weaknesses related to lack of appropriate segregation of duties and inadequate corporate governance.

     JL&Co discussed this matter with the Audit Committee of NAC on July 6, 1998. NAC has fully authorized
JL&Co to discuss this matter with the successor auditor, when retained, without limitation.

(B)  Matters Which Would Prevent JL&Co From Issuing an Unqualified
Opinion:

     (i) The Audit Committee of NAC has been advised by JL&Co that it has identified what JL&Co believes to be material errors in the accounting for certain debentures issued by NAC which, if not adjusted, would have resulted in the modification of the opinion of JL&Co on the consolidated financial statements of NAC for the year ended December 31, 1997. JL&Co has further notified the Audit
Committee of NAC that such errors may also affect the previous reported quarterly consolidated financial information of NAC and its subsidiaries.

     JL&Co discussed this matter with the Audit Committee of NAC on July 6, 1998. NAC has fully authorized
JL&Co to discuss this matter with the successor auditor, when retained, without limitation.

     (ii) The Audit Committee of NAC has been advised by JL&Co that it encountered certain difficulties in obtaining competent sufficient evidential matter in performing the audit of NAC and its subsidiaries including difficulties in obtaining independent confirmation of the ownership and/or existence of material amounts of assets and liabilities and related activity from outside counter parties not affiliated with NAC. Such matters were not satisfactorily resolved prior to the resignation of JL&Co. If such matters were not satisfactorily resolved, JL&Co has indicated that its opinion on the consolidated financial statements of NAC for the year ended December 31, 1997 would have been modified.

     JL&Co discussed this matter with the Audit Committee of NAC on July 6, 1998. NAC has fully authorized
JL&Co to discuss this matter with the successor auditor, when retained, without limitation.

     (iii) The Audit Committee of NAC has been advised by JL&Co that the material weaknesses in internal control described above are of such a pervasive nature that JL&Co has concluded that even if other outstanding and unresolved audit issues were satisfactorily resolved, JL&Co would have been required to disclaim an opinion as to the fair presentation of the financial statements. JL&Co has indicated that in its opinion, the pervasiveness and serious nature of the material weaknesses make it impossible for JL&Co to conclude as to the completeness of the financial statements.

     JL&Co discussed this matter with the Audit Committee of NAC on July 6, 1998. NAC has fully authorized
JL&Co to discuss this matter with the successor auditor, when retained, without limitation.

     (iii) The Audit Committee of NAC has been advised by JL&Co that although its audit of NAC for the year ended December 31, 1997 was not completed, JL&Co has identified certain conditions that raise substantial doubt about the ability of NAC to continue as a going concern. Because the audit by JL&Co was not completed prior to its resignation, JL&Co did not evaluate mitigating circumstances, if any, that may have alleviated this doubt.

     JL&Co discussed this matter with the Audit Committee of NAC on July 6, 1998. NAC has fully authorized
JL&Co to discuss this matter with the successor auditor, when retained, without limitation.

Item 7.  Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

     Not applicable.

     (b)  Pro forma financial information.

     Not applicable.

     (c)  Exhibits.

     16.1 Letter of Johnson Lambert & Co. addressed to the Commission dated July 8, 1998.

                            SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   NATIONAL AFFILIATED CORPORATION
   (Registrant)


   By:
   T. Brent Chapel
   Chief Financial Officer

Date: July 8, 1998

EXHIBIT 16.1

                      JOHNSON LAMBERT & CO.

7500 Old Georgetown Road   One Lawson Lane, P.O. Box 525  1350Connecticut Ave NW
Bethesda, MD 208814-6133   Burlington, VT 05402-0525   Washington, DC 20036-1714
Phone (301) 656-0040       Phone (802) 862-2640        Phone (202) 659-6406
Fax (301) 656-0518         Fax (802) ###-##-####       Fax (202) 659-4047


July 8, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Form 8-K of National Affiliated Corporation (Commission
File #0-13538) with a report dated July 1, 1998. We agree with the statements made by the registrant in response to
Item 304(a).

Sincerely,

/S/JOHNSON LAMBERT & CO.

Johnson Lambert & Co.